Exhibit 10.1

EXECUTION VERSION

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

SIERRA SENIOR LOAN STRATEGY JV I LLC

A Delaware Limited Liability Company

Dated as of March 27, 2015

THE SECURITIES REPRESENTED BY THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND, AS SUCH, THEY MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE SECURITIES HAVE BEEN QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS SUCH QUALIFICATION AND REGISTRATION IS NOT LEGALLY REQUIRED. TRANSFERS OF THE SECURITIES REPRESENTED BY THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT ARE FURTHER SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS SET FORTH HEREIN.

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TABLE OF CONTENTS

(continued)

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LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF

SIERRA SENIOR LOAN STRATEGY JV I LLC

A Delaware Limited Liability Company

THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT of SIERRA SENIOR LOAN STRATEGY JV I LLC (the “Company”) dated as of March 27, 2015 is entered into by and among the Persons executing this Agreement and those other Persons who become Members of the Company from time to time, as hereinafter provided.

ARTICLE I

DEFINITIONS

1.1. Construction.

Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term shall be deemed to include the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All references to Articles and Sections refer to Articles and Sections of this Agreement. This Agreement and any provision of it shall not be construed against the party that drafted the Agreement or such provision.

1.2. Certain Definitions.

(a) “Act” means the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et. seq.), and any successor statute, as amended from time to time.

(b) “Administrative Agent” means Medley Capital LLC or an Affiliate thereof retained by the Company with Member Approval to perform administrative services for the Company.

(c) “Advance of Capital” has the meaning set forth in Section 4.3.

(d) “Advance Rate” means the rate equal to the LIBOR Rate plus five percent (5.0%) per annum.

(e) “Advisers Act” means the Investment Advisers Act of 1940, as amended from time to time, and the rules regulations and interpretations thereof.

(f) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of an investment in the Company. For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(g) “Agreement” means this Limited Liability Company Operating Agreement of the Company, dated as of the date hereof, as may be amended from time to time in accordance with the terms herein.

(h) “Board of Managers” means the Board of Managers of the Company.

(i) “Call Option” has the meaning set forth in Section 11.2(e).

(j) “Call Option Period” has the meaning set forth in Section 11.2(e).

(k) “Capital Account” means, with respect to any Member, the Capital Account maintained in accordance with the following provisions:

(i) To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s distributive share of Profits and any items in the nature of income or gain which are specially allocated to such Member, and the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member;

(ii) To each Member’s Capital Account there shall be debited the amount of cash and the Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated to such Member, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company; and

(iii) In determining the amount of any liability for purposes of Sections 1.2(k)(i) and 1.2(k)(ii), there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Regulations thereunder.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations

Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. The Members shall modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or the Members) are computed to the extent any such modifications (a) are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes in accordance with Regulations Section 1.704-1(b)(2)(iv)(g), and (b) any such modifications are required to comply with the Regulations, whether on account of an unanticipated event or otherwise; provided that no such modification will be made if such modification is reasonably likely to have a material adverse effect on any Member.

(l) “Capital Commitment” means, as to each Member, the total amount set forth in such Member’s subscription agreement delivered in connection herewith and which is agreed to be contributed to the Company by such Member as a Capital Contribution in accordance with the terms of this Agreement which is accepted by Member Approval.

(m) “Capital Contribution” has the meaning set forth in Section 4.1.

(n) “Certificate” has the meaning set forth in Section 2.1.

(o) “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

(p) “Company” has the meaning set forth in the recitals.

(q) “Confidential Information” has the meaning set forth in Section 5.2.

(r) “Contribution Notice” has the meaning set forth in Section 4.2(a).

(s) “Corporate Opportunity” has the meaning set forth in Section 9.7(a).

(t) “Deadlock” means a determination by a Member that the Members have failed to reach a unanimous decision within 30 days after the Board of Managers has notified the Members of its failure to reach a decision by the required vote regarding a matter requiring Prior Manager Approval or otherwise requiring the approval of the Board of Managers.

(u) “Default Date” has the meaning set forth in Section 4.4(a).

(v) “Defaulting Member” has the meaning set forth in Section 4.4(a).

(w) “Drawdown” has the meaning set forth in Section 4.2(a).

(x) “Due Date” has the meaning set forth in Section 4.2(b)(ii).

(y) “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

(z) “Exercising Member” means either (i) in the case of an event described in Section 11.1(c) or Section 11.1(d), the Member that may elect a dissolution and winding up of the Company or (ii) in the case of an event described in Section 11.1(f), the Member that did not elect a dissolution and winding up of the Company.

(aa) “Fiscal Year” means the fiscal year of the Company, which shall end on June 30 of each calendar year except as otherwise decided by the Members or as required by the Code and Regulations. For purposes of this Agreement, the term “Fiscal Year” shall also include any applicable fiscal period shorter than one year as the context requires.

(bb) “Indemnification Losses” has the meaning set forth in Section 9.1(a).

(cc) “Indemnified Party” has the meaning set forth in Section 9.1(a).

(dd) “Investment” means an investment in a portfolio company held by the Company or any wholly-owned Subsidiary.

(ee) “Investment Company Act” means the Investment Company Act of 1940, as amended from time to time and the rules, regulations and interpretations thereof.

(ff) “Laws” means any law or regulation to which the Company, a Member, or such Member’s investment in the Company may be subject from time to time.

(gg) “LIBOR Rate” means the 1-month London InterBank Offered Rate, which for purposes hereof shall be deemed to equal for each day of a calendar month such rate as of the first day of such month.

(hh) “Manager” means each Person elected, designated or appointed to serve as a member of the Board of Managers.

(ii) “Member” means any Person which is admitted to the Company as a member, from time to time, as provided in this Agreement, but shall not include any Person who has ceased to be a member in the Company.

(jj) “Member Approval” means, as to any matter requiring Member Approval hereunder, the approval or subsequent ratification by each Member.

(kk) “Membership Interest” means a Member’s entire interest in the Company, including such Member’s economic interest, the right to vote on or participate in the Company’s management and the right to receive information concerning the business and affairs of the Company, in each case, to the extent expressly provided in this Agreement or required by the Act.

(ll) “Percentage Interest” means the percentage ownership interest of each Member as described on Exhibit A attached hereto and incorporated herein, as amended from time to time.

(mm) “Permitted Transferee” shall mean, with respect to any Member, an Affiliate of such Member; provided that, a Permitted Transferee shall not include, unless waived in writing by the other Members (which each other Member may refuse to do in its absolute discretion), any Affiliate that:

(i) if such Affiliate were a Member, would cause the Company to cease to be entitled to the exemption from the definition of an “investment company” pursuant to Section 3(c)(7) of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder;

(ii) if such Affiliate were a Member, would result in the termination of the Company as a partnership under the Code, in the Company being classified as a “publicly traded partnership” under the Code or cause the Company to have more than 80 Members;

(iii) is a “plan” as defined in Section 3(3) of ERISA that is subject to the fiduciary responsibility provisions of ERISA, a “plan” that is subject to the prohibited transaction provisions of Section 4975 of the Code, an entity whose underlying assets are treated as “plan assets” under Section 3(42) of ERISA and any regulations promulgated thereunder and/or an employee benefit plan subject to any provisions of any federal, state, local, non-U.S. or other laws or regulations that are similar to Section 406 of ERISA or Section 4975 of the Code; or

(iv) if such Affiliate were a Member, would cause the Company or the other Member to be in violation of applicable Laws.

(nn) “Person” shall mean an individual, a corporation, partnership, trust, limited liability company, organization, association, government or any department or agency thereof, or any other individual or entity.

(oo) “Prior Manager Approval” means, as to any matter requiring Prior Manager Approval hereunder, the prior approval of a quorum of the Board of Managers as described in Section 7.4.

(pp) “Profits” and “Losses” means, with respect to any Fiscal Year, the net income or loss of the Company under U.S. generally accepted accounting principles with respect to such Fiscal Year, with such adjustments thereto as may be required by this Agreement; provided that in the event that the Value of any Company asset is adjusted under Section 10.3, the amount of such adjustment shall in all events be taken into account in the same manner as gain or loss from the disposition of such asset for purposes of computing Profit or Loss, and the gain or loss from any disposition of such asset shall be calculated by reference to such adjusted Value.

(qq) “Regulations” means the United States Treasury Regulations promulgated under the Code, as in effect from time to time.

(rr) “ROFO Acceptance Period” has the meaning set forth in Section 5.1(b)(ii).

(ss) “ROFO Notice” has the meaning set forth in Section 5.1(b).

(tt) “ROFO Sale” has the meaning set forth in Section 5.1(b).

(uu) “Sale Period” has the meaning set forth in Section 5.1(b)(iii).

(vv) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(ww) “SIC” means Sierra Income Corporation, or any Person substituted for Sierra Income Corporation as a Member pursuant to the terms of this Agreement.

(xx) “Subsidiary” means, with respect to the Company, any entity of which securities or other ownership interests having sufficient ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

(yy) “Tax” means all federal, state, local or foreign taxes of any kind, including all interest, penalties and additions to tax imposed thereon.

(zz) “Tax Matters Member” has the meaning set forth in Section 8.1.

(aaa) “Transfer” or “transfer” means, with respect to any Membership Interest, the direct or indirect sale, assignment, transfer, withdrawal, mortgage, pledge, hypothecation, exchange or other disposition of any part or all of such interest, whether or not for value and whether such disposition is voluntary, involuntary, by operation of law or otherwise, and a “transferee” or “transferor” means a Person that receives or makes a transfer

(bbb) “Unfunded Capital Commitment” shall mean the portion of a Member’s Capital Commitment that has not been drawn down pursuant to one or more Contribution Notices, as such amount may be adjusted pursuant to this Agreement.

(ccc) “Value” means, as of the date of computation, with respect to some or all of the assets of the Company or any Subsidiary or any assets acquired by the Company or any Subsidiary, the value of such assets determined in accordance with Section 10.3.

ARTICLE II

ORGANIZATION

2.1. Formation; Effective Date.

The Company was organized as a Delaware limited liability company on March 11, 2015 by the filing of a certificate of formation (the “Certificate”) with the Office of the Secretary of State of the State of Delaware under and pursuant to the Act. This Agreement shall be effective as of the date hereof. To the extent that the rights or obligations of any Member differ by reason of any provision of this Agreement than they would be in the absence of such provisions, this Agreement shall, to the extent permitted by the Act, control. All of the actions of Elizabeth Reale taken in her capacity as an authorized person of the Company are hereby ratified, approved and confirmed in all respects.

2.2. Name.

The name of the Company is “Sierra Senior Loan Strategy JV I LLC” or such other name as the Members may designate from time to time.

2.3. Registered Agent; Offices.

The registered agent and office of the Company required by the Act to be maintained in the State of Delaware shall be Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808, or such other agent or office (which need not be a place of business of the Company) as the Members may designate from time to time in the manner provided by applicable law. The principal office of the Company shall be located at such place within or without the State of Delaware, and the Company shall maintain such records, as the Members shall determine from time to time.

2.4. Merger and Consolidation; Sale of Assets.

Subject to the terms of this Agreement, the Company may merge or consolidate with or into one or more limited liability companies or one or more other business entities (as defined in the Act), and the Company may sell, lease or exchange all or substantially all of its property.

2.5. Purpose.

(a) The purpose and business of the Company shall be (i) to carry on any lawful business, purpose or activity permitted to be carried on by limited liability companies under the Act, (ii) to exercise all rights and powers granted to the Company under this Agreement and any other agreements contemplated hereby, as the same may be amended from time to time and (iii) to engage in any other lawful acts or activities incidental or ancillary thereto as the Members deems necessary or advisable for which limited liability companies may be organized under the Act.

(b) Subject to the provisions of this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to, or for the furtherance of, the purposes set forth in Section 2.5(a).

2.6. Foreign Qualification.

The Administrative Agent shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction where the nature of its business makes such qualification necessary or desirable. Subject to the preceding sentence, at the request of the Administrative Agent, each Member shall execute, acknowledge and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue or terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

2.7. Termination of New Investments.

Following the ten-year anniversary of the date of this Agreement, the Company shall halt the making of further Investments and commence the distribution of cash proceeds from an orderly liquidation of the Company’s Investments to the Members; provided, the Company may (a) complete any Investments for which capital was committed as of the ten-year anniversary of the date of this Agreement (including unfunded commitments under revolving credit facilities) and (b) continue to use cash on hand to pay outstanding liabilities and expenses of the Company. Notwithstanding the foregoing, the Company may, with Member Approval, accept additional Capital Commitments and Capital Contributions following the ten-year anniversary of the date of this Agreement or otherwise extend the Company’s ten-year investment period.

ARTICLE III

CAPITAL COMMITMENT

3.1. Members.

(a) The name and address of each Member as well as the Capital Commitment and Capital Contributions of each Member shall be maintained by the Administrative Agent.

(b) The Company, with Member Approval, shall have the right to admit new Members in connection with a Capital Contribution by such Person or with respect to Membership Interests that have been transferred pursuant to ARTICLE V; provided that such new Member shall have delivered to the Company a written undertaking and/or subscription agreement in a form acceptable to the Company to be bound by the terms and conditions of this Agreement and shall have delivered such other documents and instruments as the Company may reasonably determine to be necessary or appropriate in connection with the acquisition of Membership Interests by such Person. Upon the delivery of such documents and instruments, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company.

(c) The Company, with Member Approval, shall have the right to permit existing Members to make additional Capital Commitments and Capital Contributions to the Company.

3.2. Liability to Third Parties.

Except as to any obligation it may have under the Act to repay funds that may have been wrongfully distributed to it, no Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

3.3. Lack of Authority.

No Member shall have the authority or power in his, her or its capacity as a Member, without more, to act for or on behalf of the Company, to do any act that would be binding on the Company or to incur any expenditure on behalf of the Company.

3.4. Withdrawal.

Except as otherwise specifically provided herein, a Member does not have the right to withdraw from the Company as a Member (except in connection with a transfer of its Membership Interests in accordance with this Agreement), and any attempt to violate the provisions hereof shall be legally ineffective.

ARTICLE IV

CAPITAL CONTRIBUTIONS

4.1. Contributions.

Each Member shall make, shall have made or shall be required to make any Capital Contribution as provided for in this ARTICLE IV. A Member shall not be entitled to the return of any part of its Capital Contributions or to be paid interest in respect of its Capital Contributions. A Capital Contribution is not a liability of the Company or of any Member. As used herein, “Capital Contribution” means any contribution by a Member to the capital of the Company, whether in cash or in kind.

4.2. Capital Commitment.

(a) Subject to Member Approval or Prior Manager Approval, if applicable, the Company shall cause the Administrative Agent to deliver to each Member that has any obligation in respect of a Capital Commitment, a notice (a “Contribution Notice”) that a Capital Contribution is to be made to the Company (the aggregate amount of such Capital Contribution on any applicable date, a “Drawdown”), which Contribution Notice shall comply with Section 4.2(b) and be provided at least three calendar days prior to the Due Date (as defined below).

(b) All Contribution Notices shall specify:

(i) the U.S. Dollar amount of such Member’s share of the relevant Drawdown, which shall be determined as described in Section 4.2(c);

(ii) the due date of such Drawdown (the “Due Date”); and

(iii) the bank account of the Company to which such Drawdown is to be paid.

(c) Each Member’s required Capital Contribution in respect of a Drawdown shall be pro rata based on the Members’ respective Capital Commitments.

(d) Each Member shall contribute to the Company either (i) by wire transfer of immediately available funds the U.S. Dollar amount specified for such Member in such Contribution Notice or (ii) with Member Approval, other property.

4.3. Advance of Capital.

A Member may, with Prior Manager Approval and in its discretion, make loans of cash or other property (each, an “Advance of Capital”) to temporarily fund the Company until Capital Contributions are made by the other Member as set forth in Section 4.2; provided that such Member has made all Capital Contributions required to be made by such Member pursuant to Contribution Notices issued prior to the date of the applicable Advance of Capital. Such Advance of Capital plus interest at the Advance Rate shall be repaid from the other Members’ Capital Contributions under Section 4.1, with any unreturned Advance of Capital plus interest at the Advance Rate paid as set forth in Section 6.2; provided that an Advance of Capital outstanding for less than three business days shall not bear interest.

4.4. Defaulting Members.

(a) Upon the failure of any Member (a “Defaulting Member”) to pay in full any portion of the Drawdown within the 10 calendar days after the Due Date (the “Default Date”), the other Member, in its sole discretion, shall have the right to pursue one or more of the following remedies on behalf of the Company:

(i) cause the Defaulting Member to (A) not share in any Profits or related net proceeds realized by the Company on any disposition of an Investment occurring after the Default Date (regardless of when the Investment was made) and (B) continue to share in any Losses realized by the Company on any disposition of an Investment in which the Defaulting Member participated, in each case until such time as the Defaulting Member funds the unpaid portion of the Drawdown;

(ii) collect such unpaid portion of the Drawdown (and all attorneys’ fees and other costs incident thereto) by exercising and/or pursuing any legal remedy the Company may have; and

(iii) upon 30 days’ written notice (which period shall commence on the Due Date) and provided that the overdue Drawdown payment has not been made and no legal action for collection is pending, dissolve and wind down the Company in accordance with the terms of this Agreement.

(b) Notwithstanding any provision of this Agreement to the contrary, a Defaulting Member shall not be entitled to distributions made after the Default Date until the default is cured, except that any distributions to which a Member otherwise would be entitled shall be applied to cure any such default.

4.5. No Deficit Restoration Obligation. Notwithstanding anything herein to the contrary in this Agreement, this Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Member to make a Capital Contribution in excess of the such Member’s Capital Commitment.

ARTICLE V

MEMBER RIGHTS

5.1. Transfer Restrictions.

(a) None of the Members shall sell, transfer or otherwise dispose of its Membership Interest, including to a Permitted Transferee, without Member Approval, which consent shall be granted or withheld in each Member’s sole discretion; provided, unless otherwise provided and approved by Member Approval, the transferring Member (1) shall remain liable for its Capital Commitment and (2) may not transfer less than all of its Membership Interest; provided, further, that the transferee Member shall be required to deliver a written undertaking, subscription agreement and/or other documents reasonably determined by the Company to be necessary pursuant to Section 3.1. Each Member agrees and acknowledges that the Membership Interests have not been registered under the Securities Act or applicable state securities laws, and that the Membership Interests may not be transferred except in a transaction exempt from, or not subject to, the registration requirements of the Securities Act or applicable state securities laws. A transferor Member shall be responsible for all costs and expenses incurred by the Company, including reasonable legal fees and expenses, in connection with any Transfer.

(b) Except for a Transfer to a Permitted Transferee, each Member hereby unconditionally and irrevocably grants to the other Member or its designee a right of first offer to purchase or designate a third party to purchase all, but not less than all, of any interest in the Company that such other Member may propose to Transfer to another Person at the most recent valuation under Section 10.3.

(i) The Member proposing to make a Transfer that would be subject to this Section 5.1(b) (a “ROFO Sale”) must deliver written notice of such ROFO Sale (the “ROFO Notice”) to the other Member not later than 30 days prior to the proposed closing date of such ROFO Sale. Such ROFO Notice shall contain the material terms and conditions of the proposed ROFO Sale and shall identify the proposed transferee of such interest, if known.

(ii) The Member receiving the ROFO Notice shall have the right, for a period of 15 business days from the date of receipt of the ROFO Notice (the “ROFO Acceptance Period”), to elect or to designate a third-party purchaser to purchase all of the Membership Interest to be transferred in the ROFO Sale at the most recent valuation under Section 10.3 and on the other terms stated in the ROFO Notice. Such acceptance shall be made by delivering a written notice to the selling Member and the Company within the ROFO Acceptance Period stating that it elects to exercise its right of first offer and, if applicable, providing the identity of any Person that the non-transferring Member designates as the purchaser and the amount of the Membership Interest it or its designee will purchase or acquire.

(iii) Following expiration of the ROFO Acceptance Period and provided that the Member receiving the ROFO Notice has not elected or designated a third-party purchaser to purchase all of the Membership Interest to be transferred in the ROFO Sale at the most recent valuation under Section 10.3 and on the other terms stated in the ROFO Notice, the selling Member shall be free to sell its interest in the Company to a party agreed by the other Member on terms and conditions the selling Member deems acceptable (but at a price not less than the price and on terms not more favorable to the transferee than the price and terms stated in the ROFO Notice); provided that (A) such transferee, notwithstanding that such transferee is not an Affiliate of the transferring Member, otherwise qualifies as a Permitted Transferee pursuant to Section 1.2(mm), (B) such sale takes place within 15 business days after the expiration of the ROFO Acceptance Period (the “Sale Period”) and (C) such transferee complies with the requirements of Section 3.1(b). To the extent the selling Member transfers its interest in the Company during the Sale Period, the selling Member shall promptly notify the other Member, as to the terms of such Transfer. If no such sale occurs during the Sale Period, any attempted Transfer of such interest shall again be subject to the right of first offer set forth in this Section 5.1(b) and the procedures of this Section 5.1(b) shall be repeated de novo.

(c) Any purported Transfer in violation of the provisions of this Agreement shall be void ab initio.

5.2. Confidentiality.

(a) Without Member Approval, no Member may disclose, or cause its directors, agents, advisors, officers, employees, attorneys, accountants, stockholders or interest-holders, authorized representatives or Affiliates to disclose, at any time, any information provided to such Member in its capacity as a Member, including information regarding business and activities of the other Member, the Company, any service provider to the Company or any Subsidiary, any entity in which the Company or any Subsidiary is invested, any entity in which the Company may invest or any of their respective Affiliates (collectively, the “Confidential Information”); provided that for purposes of this Agreement, the following shall not be considered Confidential Information: (i) information generally known to the public; (ii) information obtained by a Member from a third party who is not prohibited from disclosing the information; (iii) information in the possession of a Member prior to its disclosure to such Member in its capacity as a Member; (iv) information which a Member can show by written documentation was developed independently of disclosure received in its capacity as a Member; or (v) with respect to a Member, information prepared by or in the possession of such Member or any of its Affiliates prior to disclosure to any other Member.

(b) Notwithstanding the foregoing, the following disclosure shall be permitted:

(i) Each Member shall be permitted to disclose (1) any such information as may be required by law in connection with its filings with the Securities and Exchange Commission or reasonably determined by the Member to be appropriate either for inclusion in such filings or for disclosure on earnings calls or other similar meetings with investors and (2) the names of entities in which the Company and any Subsidiary are invested and summaries of the associated investments made by the Company in any marketing materials (including tombstone ads) of the Member and its Affiliates; and

(ii) Any Member may provide financial statements, Tax returns and other information contained therein: (1) to such Member’s accountants, internal and external auditors, legal counsel, financial advisors, other fiduciaries and representatives (who may be Affiliates of such Member), investors, potential investors, lenders to such Member and potential lenders to such Member as long as such Member instructs such Persons to maintain the confidentiality thereof and not to disclose to any other Person any information contained therein; (2) to bona fide potential transferees of such Member’s Membership Interest that agree in writing, for the benefit of the Company, to maintain the confidentiality thereof, but only after reasonable advance notice to the Company and the other Member; (3) if and to the extent required by law (including judicial or administrative order); provided that, to the extent legally permissible, the Company is given prior notice to enable it to seek a protective order or similar relief; (4) to representatives of any governmental regulatory agency or authority with jurisdiction over such Member, or as otherwise may be necessary to comply with regulatory requirements applicable to such Member; and (5) in order to enforce rights under this Agreement.

(c) To the extent permitted by applicable law, and notwithstanding the provisions of this ARTICLE V, each Member, the Administrative Agent, and any of their Affiliates may, in its reasonable discretion, keep confidential from any other Member information to the extent such Person reasonably determines that: (i) disclosure of such information to such Member likely would have a material adverse effect upon the Company or the other Member due to an actual or likely conflict of business interests between such Member and one or more other parties or an actual or likely imposition of additional statutory or regulatory constraints upon a Member, the Company, the Administrative Agent, any of their Affiliates, or an entity in which the Company or any Subsidiary has an investment; or (ii) such Member cannot or will not adequately protect against the improper disclosure of confidential information, the disclosure of which likely would have a material adverse effect upon a Member, the Company, the Administrative Agent, any of their Affiliates or an entity in which the Company or any Subsidiary has an investment. Notwithstanding the foregoing, each Member, the Administrative Agent, and any of their Affiliates shall promptly provide to each Member all relevant information and documents related to any notice or request (whether written or oral) received from any governmental or regulatory agency involving any pending or threatened proceeding in connection with the activities or operations of the Company.

(d) The Members: (i) acknowledge that each Member, the Administrative Agent, their Affiliates, and their respective direct or indirect members, managers, officers, directors and employees are expected to acquire confidential third-party information that, pursuant to fiduciary, contractual, legal or similar obligations, cannot be disclosed to certain of the Members; and (ii) agree that none of such Persons shall be in breach of any duty under this Agreement or the Act as a result of acquiring, holding or failing to disclose such information to any Member.

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

6.1. Allocations.

(a) General Allocations. Subject to the special allocations set forth in Section 6.1(e), the items of income, expense, gain and loss of the Company comprising Profits or Losses for a Fiscal Year shall be allocated (after taking into account any interest expense incurred on Advance of Capital) among the Persons who were Members during such Fiscal Year pro rata based on their relative Percentage Interests.

(b) Loss Limitation. Losses allocated pursuant to Section 6.1(a) shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have a negative Capital Account balance at the end of any Fiscal Year (after taking into account the adjustments, allocations and distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)). In the event some but not all of the Members would have negative Capital Account balances as a consequence of an allocation of Losses pursuant to Section 6.1(a), the limitation set forth in this Section 6.1(b) shall be applied on a Member by Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to other Members in accordance with the positive balances in such Member’s Capital Accounts so as to allocate the maximum permissible Losses to such Member under Regulations Section 1.704-1(b)(2)(ii)(d). Allocations of Profit and Loss for the Fiscal Years after any Fiscal Year to which this Section 6.1(b) applies shall be made in a way that, to the extent possible, reverses the effects of any limitations on allocations of Losses pursuant to this Section 6.1(b).

(c) Transfers of Membership Interests. All items of Profit and Loss allocable to any Membership Interest that may have been transferred or otherwise disposed of shall be allocated between the transferor and the transferee based on an interim closing of the books, as determined in good faith with Member Approval; provided, however, that this allocation must be made in accordance with a method permissible under Section 706 of the Code and the Regulations thereunder.

(d) Tax Allocations; Section 704(c) of the Code. For each Fiscal Year, items of income, deduction, gain, loss or credit that are recognized for federal income Tax purposes shall be allocated among the Members pursuant to Regulations Section 1.704-1(b) in such manner as to reflect equitably amounts credited to or debited from each Member’s Capital Account for the current and prior Fiscal Years. Such allocations shall take into account any variation between the adjusted Tax basis of property of the Company and its Value, in accordance with the principles of Section 704(c) of the Code and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Members. The Company may aggregate realized gains and losses in any manner permitted by Regulations Section 1.704-3. Allocations pursuant to this Section 6.1(d) are solely for purposes of federal, state and local Taxes and shall not affect, or in any way be taken into account in computing, any Member’s share of Profits, Losses, distributions or other items pursuant to any other provision of this Agreement.

(e) Special Allocations.

(i) If the loan origination and structuring fees earned by the Company during any Fiscal Year exceed the expenses of the Company (excluding financing costs) for such Fiscal Year, in each case calculated in accordance with U.S. generally accepted accounting principles, such excess shall be specially allocated to the Member(s) responsible for the origination of the loan pro rata in accordance with the total loan origination and structuring fees earned by the Company with respect to the loans originated by each Member; provided, that any original issue discount with respect to an

Investment in lieu of an origination or structuring fee with respect to such Investment shall be treated as a loan origination and structuring fee earned by the Company in the amount of such original issue discount subject to Prior Manager Approval of the amount treated as an origination or structuring fee.

(ii) Profit and Loss or specific items of income, gain, loss or deduction shall be specially allocated to the Members in order to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2 (including the minimum gain chargeback requirement in Regulations Section 1.704-2(f), the partner minimum gain chargeback requirement in Regulations Section 1.704-2 (i)(4) and the qualified income offset requirement of the alternate test for economic effect in Regulations Section 1.704-1(b)(2)(ii)(d)).

6.2. Distributions.

(a) Subject to the provisions of this Agreement, the Company shall distribute its taxable net income, less reserves agreed to by Prior Manager Approval, to the Members no less frequently than monthly from assets legally available for distribution. For the avoidance of doubt, distributions may be made in cash or in-kind.

(b) All distributions described in Section 6.2(a) shall be distributed among the Members as follows:

(i) First, to pay any outstanding Advances of Capital and any interest accrued thereon;

(ii) Second, to the Members as distributions of amounts allocated pursuant to Section 6.1(e)(i) that have not previously been distributed to the Members in proportion to the respective amounts allocated to such Members pursuant to Section 6.1(e)(i) that have not previously been distributed to the Members; and

(iii) Third, to the Members on a pro rata basis based on their respective Percentage Interests.

Notwithstanding anything to the contrary in this Section 6.2, (A) the Company may make distributions to the Members on a non-pro rata basis (1) if the Board of Managers determines that such distribution is necessary to allow for the withdrawal or removal of a Member or (2) with Member Approval; provided, that no such distribution shall exceed the balance of such Member’s Capital Account at the time of such distribution, and (b) no Defaulting Member shall be entitled to any distributions under this Section 6.2 until any default pursuant to Section 4.4 is cured, except that any distributions to which a Member otherwise would be entitled shall be applied to cure any such default.

6.3. Withholding Tax.

Notwithstanding anything herein to the contrary, if the Company incurs a withholding Tax or other Tax obligation with respect to the share of Company income allocable to, or otherwise by reason of, any Member, then the Administrative Agent, without limitation of any other rights of the Company, shall cause the amount of such obligation to be debited against the relevant Capital Account of such Member and the amount of such obligation shall be deemed to have been paid to such Member for all purposes of this Agreement. If the amount of such Taxes is greater than the balance of such Member’s Capital Account, then such Member shall pay to the Company as a contribution to the capital of the Company, upon demand of the Administrative Agent, the amount of such excess. The Administrative Agent shall not be obligated to apply for or obtain a reduction of or exemption from withholding Tax on behalf of any Member that may be eligible for such reduction or exemption.

ARTICLE VII

MANAGEMENT

7.1. Board of Managers.

(a) The Members may determine at any time by mutual agreement the number of Managers to constitute the Board of Managers; provided that at all times each Member shall have the right to elect, designate or appoint an equal number of Managers. The initial number of Managers shall be four, and each Member shall elect, designate or appoint two Managers. Each Manager elected, designated or appointed by a Member shall hold office until a successor is elected and qualified by such Member or until such Manager’s earlier death, resignation, expulsion or removal. A Manager need not be a Member.

(b) Subject to matters requiring Member Approval or Prior Manager Approval, the Board of Managers shall manage and control the business and affairs of the Company and shall possess all rights and powers as provided in the Act and otherwise by applicable law including the right to act on behalf of, and serve as an authorized signatory of, the Company. Except as otherwise expressly provided for herein, the Members hereby consent to the exercise by the Board of Managers of all such powers and rights conferred on it by this Agreement, the Act or otherwise by applicable law with respect to the management and control of the Company. Except as otherwise expressly provided for herein or as required by the Act, no other Member shall have any power to act for, sign for or do any act that would bind the Company without the authorization of the Board of Managers.

(c) Except as otherwise provided in this Agreement, the Board of Managers shall have the power and authority to delegate to one or more other Persons its rights and powers to manage and control the business and affairs of the Company, including delegating such rights and powers to the Affiliates or agents of the Company or the Members. The Board of Managers may authorize any Persons (including any Member or Affiliate of a Member) to enter into any document on behalf of the Company, perform the obligations of the Company thereunder, and perform any action on behalf of the Company. Notwithstanding the foregoing, the Board of Managers shall not have the power and authority to delegate any rights or powers (i) requiring Prior Manager Approval, Member Approval or otherwise requiring the approval of the Members or (ii) customarily requiring the approval of the managing member of a Delaware limited liability company.

(d) The Managers shall, in the performance of their duties, be protected fully in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters any Manager reasonably believes is within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

7.2. Prior Approval.

(a) Matters requiring Member Approval shall be agreed by Member Approval and documented in a schedule entitled “Member Approval under the Limited Liability Company Operating Agreement of SIERRA SENIOR LOAN STRATEGY JV I LLC”, which is incorporated by reference herein. Such schedule shall be maintained by the Administrative Agent and updated from time to time with Member Approval.

(b) Matters requiring Prior Manager Approval shall be agreed by Prior Manager Approval and documented in a schedule entitled “Prior Manager Approval under the Limited Liability Company Operating Agreement of SIERRA SENIOR LOAN STRATEGY JV I LLC”, which is incorporated by reference herein. Such schedule shall be maintained by the Administrative Agent and updated from time to time with Member Approval.

7.3. Meetings of the Board of Managers.

The Board of Managers may hold meetings, both regular and special, within or outside the State of Delaware. Meetings of the Board of Managers may be called by any Manager on not less than 24 hours’ notice to each Manager by telephone, facsimile, mail, e-mail or any other similar means of communication, with such notice stating the place, date and hour of the meeting (and the means by which each Manager may participate by telephone conference or similar communications equipment in accordance with Section 7.5) and the purpose or purposes for which such meeting is called. Special meetings shall be called by a Manager in like manner and with like notice upon the written request of any one or more of the Managers. Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

7.4. Quorum; Acts of the Board of Managers.

(a) At all meetings of the Board of Managers, the presence of an identical number of Managers elected, designated or appointed by each Member shall constitute a quorum for the transaction of business. For the avoidance of doubt, an odd number of Managers present at any meeting shall not constitute a quorum. If a quorum shall not be present at any meeting of the Board of Managers, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. For the avoidance of doubt, quorum shall not exist unless there is an identical number of Managers elected, designated or appointed by each Member, and only those Managers constituting a quorum for purposes of a meeting shall be eligible to vote on any business conducted at such meeting.

(b) Every act or decision done or made by the Board of Managers shall require the unanimous approval of all Managers constituting a quorum under Section 7.4(a) present at a meeting duly held at which a quorum is present. Any action required or permitted to be taken at any meeting of the Board of Managers may be taken without a meeting, without notice and without a vote if: (i) an identical number of Managers elected, designated or appointed by each Member and entitled to vote with respect to the subject matter thereof consent thereto in writing (including by e-mail), and the writing or writings are filed with the minutes of proceedings of the Board of Managers; or (ii) all Managers entitled to vote with respect to the subject matter thereof consent thereto in writing (including by e-mail), and the writing or writings are filed with the minutes of proceedings of the Board of Managers.

7.5. Remote Participation.

Members of the Board of Managers may participate in meetings of the Board of Managers by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

7.6. Compensation of Managers; Expenses.

The Managers will not receive any compensation. However, the Managers shall be reimbursed for their reasonable out-of-pocket expenses, if any, of attendance at meetings of the Board of Managers. No such payment shall preclude any Manager from serving the Company in any other capacity.

7.7. Removal and Resignation of Managers; Vacancies.

Unless otherwise restricted by law, any Manager may be removed or expelled, with or without cause, at any time solely by the Member that elected, designated or appointed such Manager. Any Manager may resign at any time by giving written notice to the Board of Managers. Such resignation shall take effect at the time specified therein and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy on the Board of Managers shall be filled solely by the action of the Member who previously elected, designated or appointed such Manager in order to fulfill the Board of Managers composition requirements of Section 7.1(a). In the case that a vacancy on the Board of Managers results in a Member having no Managers, such Member shall elect, designate or appoint at least one Manager within two business days and, prior to such designation or appointment, the Board of Managers shall be prohibited from taking any action at a meeting or in writing.

7.8. Managers as Agents.

To the extent of their powers set forth in this Agreement, the Managers are agents of the Company for the purpose of the Company’s business, and the actions of the Managers taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Board of Managers expressly authorizing such action duly adopted pursuant to the terms of this Agreement, a Manager may not bind the Company.

7.9. Duties of Board of Managers.

To the extent that, at law or in equity, a Manager of the Company has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, such individual acting in good faith pursuant to the terms of this Agreement shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of such individual otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such individual.

7.10. Reliance by Third Parties.

Notwithstanding any other provision of this Agreement, any contract, instrument or act on behalf of the Company by a Member, a Manager, an officer or any other Person delegated by Member Approval or Prior Manager Approval, as applicable, shall be conclusive evidence in favor of any third party dealing with the Company that such Person has the authority, power and right to execute and deliver such contract or instrument and to take such act on behalf of the Company. This Section 7.10 shall not be deemed to limit the liabilities and obligations of such Person to seek Member Approval or Prior Manager Approval as set forth in this Agreement.

ARTICLE VIII

TAXES

8.1. Tax Matters Member; Member Information.

SIC is hereby designated, and shall serve as, the “tax matters partner” (as defined in Section 6231 of the Code) (the “Tax Matters Member”). Subject to Member Approval, where applicable, the Tax Matters Member shall be authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings and to expend Company funds for professional services and costs associated therewith. Each Member shall furnish to the Company all pertinent information (including without limitation an Internal Revenue Service Form W-9 or appropriate Form W-8, as applicable) as may be reasonably required for the Company to comply with any Tax accounting, withholding and reporting obligations.

8.2. Tax Reports.

The Company shall furnish, as soon as they are available, but in no event later than 90 days, after the end of each Fiscal Year, to each Member an Internal Revenue Service Schedule K-1, which form shall duly reflect the allocation of income, gain, loss and deduction set forth in ARTICLE VI. Upon the written request of any such Member and at the expense of such Member, the Company shall use reasonable efforts to deliver or cause to be delivered any additional information necessary for the preparation of any federal, state, local and foreign income Tax return which must be filed by such Member. Any deficiency for Taxes imposed on any Member (including penalties, additions to Tax or interest imposed with respect to such Taxes) shall be paid by such Member, and if paid by the Company, shall be recoverable from such Member (including by offset against distributions otherwise payable to such Member).

8.3. Partnership for U.S. Federal Tax Purposes.

As long as the Company remains a Delaware limited liability company with at least two (2) members, the Members agree to treat the Company as a partnership and to treat all Membership Interests as interests in such partnership for U.S. federal income tax purposes and no Member shall take any position inconsistent with this characterization in any tax return or otherwise to the extent consistent with applicable law.

ARTICLE IX

EXCULPATION AND INDEMNIFICATION; CORPORATE OPPORTUNITY

9.1. Right to Indemnification.

(a) To the fullest extent permitted by applicable law, (i) any Member (in his capacity as a Member) or any of its Affiliates, (ii) the Managers or (iii) any Persons authorized by the Managers (each individually, an “Indemnified Party”) shall be entitled to indemnification from the Company for any and all losses, liabilities, damages, assessments, fines, judgments, costs and expenses, including reasonable attorney’s fees (collectively, “Indemnification Losses”) incurred by such Indemnified Party by reason of any act or omission of such Indemnified Party arising from the performance of such Indemnified Party’s obligations or duties under this Agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such Indemnified Party may hereafter be made party by reason of being or having been a Member, Manager, or Person authorized by the Managers in such capacity, provided, however, that, if any Indemnification Loss arises out of any action or inaction of an Indemnified Person, indemnification under this Section 9.1 will be available only if (a) either (i) the Indemnified Party, at the time of such action or inaction, believed, in good faith, that its, his or her course of conduct was in, or not opposed to, the best interests of the Company, or (ii) in the case of inaction by the Indemnified Party, the Indemnified Party did not intend its, his or her inaction to be harmful or opposed to the best interests of the Company, and (b) the action or inaction did not constitute fraud, gross negligence, willful misconduct or knowing violation of applicable Law or breach of this Agreement by the Indemnified Party.

(b) Expenses incurred by any Person entitled to indemnification pursuant to this Section 9.1 in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding subject to the provisions of any applicable law; provided such expenses shall be required to be repaid to the Company in the event the aforementioned losses are determined by a court of competent jurisdiction to have resulted from actions or omissions for which the Company is not required to indemnify such Person pursuant to this Section 9.1.

9.2. Procedure for Determining Permissibility.

To determine whether any indemnification or advance of expenses under this ARTICLE IX is permissible, the Members, by Member Approval, shall be required to, determine in each case whether the applicable standards in any applicable statute have been met. Each of the persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such person on the Company’s behalf in furtherance of the Company’s interests in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such person will be fully protected for such acts and omissions, so long as such legal counsel or accountants were selected with reasonable care by or on the Company’s behalf. The reasonable expenses of any Person entitled to indemnification pursuant to Section 9.1 in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged by the Company to determine permissibility of indemnification or advance of expenses, shall be borne by the Company.

9.3. Contractual Obligation.

The obligations of the Company to indemnify an Indemnified Party under this ARTICLE IX, including the duty to advance expenses, shall be considered a contract between the Company and such Person, and no modification or repeal of any provision of this ARTICLE IX shall affect, to the detriment of such Person, such obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification or repeal.

9.4. Indemnification Not Exclusive; Inuring of Benefit; Savings Clause.

The indemnification and advance of expenses provided by this ARTICLE IX shall not be deemed exclusive of any other right to which an indemnified Person may be entitled under any statute, provision of the Certificate, this Agreement, Member Approval or otherwise and shall inure to the benefit of the heirs, executors and administrators of any such Person. If this ARTICLE IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Person entitled to be indemnified pursuant to this ARTICLE IX as to reasonable Indemnification Losses paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this ARTICLE IX that shall not have been invalidated and to the fullest extent permitted by applicable Law.

9.5. Exculpation.

Except as otherwise provided in this ARTICLE IX or as may be agreed between the Members upon Prior Manager Approval, no Indemnified Party shall be liable, responsible or accountable for damages or otherwise, to any other Member, their Affiliates or the Company for any Indemnification Loss that arises out of any act performed or omitted to be performed by it, him or her pursuant to the authority granted by this Agreement or otherwise by the Board of Managers, unless a judgment or other final adjudication adverse to him establishes that (a) either (i) the Indemnified Party, at the time of such action or inaction, did not believe in good faith, that its, his or her course of conduct was in, or not opposed to, the best interests of the Company, or (ii) in the case of inaction by the Indemnified Party, the Indemnified Party intended its, his or her inaction to be harmful or opposed to the best interests of the Company, or (b) the action or inaction constituted fraud, gross negligence, willful misconduct or knowing violation of applicable Law or breach of this Agreement by the Indemnified Party. Each Member may (on its own behalf or on behalf of any member of the Board of Managers designated by such Member, any Affiliates of such Member or their respective partners, shareholders, directors, officers, employees or agents) consult with counsel, accountants and other experts in respect of the Company’s affairs and such Member will be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel, accountants or other experts; provided, however, that such counsel, accountant or other experts shall have been selected with reasonable care. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 9.5 shall not be construed so as to relieve (or attempt to relieve) an Indemnified Party of any liability, to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable Law but shall be construed so as to effectuate the exculpation of the Indemnified Party to the fullest extent permitted by applicable Law.

9.6. Insurance and Other Indemnification.

The Company shall have the power to (a) purchase and maintain, at the Company’s expense, insurance on behalf of the Company and on behalf of others to the extent that power to do so has not been prohibited by statute, (b) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations and (c) give other indemnification to the extent permitted by statute.

9.7. Corporate Opportunities.

(a) No Member or any of its Affiliates, including any Affiliate providing services to the Company, shall have any duty to communicate or present an investment or business opportunity or prospective economic advantage to the Company in which the Company may, but for the provisions of this Section 9.7(a), have an interest or expectancy (a “Corporate Opportunity”), and no Member or any of its Affiliates (even if such Person is also a Manager or otherwise providing services to the Company) shall be deemed to have breached any fiduciary or other duty or obligation to the Company by reason of the fact that any such Person pursues or acquires a Corporate Opportunity for itself or its Affiliates or directs, sells, assigns or transfers such Corporate Opportunity to another Person or does not communicate information regarding such Corporate Opportunity to the Company. The Company renounces any interest in a Corporate Opportunity and any expectancy that a Corporate Opportunity will be offered to the Company.

(b) The Members and their respective Affiliates may, without limitation, form additional investment funds, enter into investment advisory relationships or engage in other business activities, even if such activities may be in competition with the Company and/or may involve substantial time and resources of such Member or its respective Affiliates.

(c) The Members and their respective Affiliates shall not be obligated to offer the Company the ability to invest in a particular opportunity even if such opportunity is of a character which is suitable for the Company.

9.8. Ownership of Members.

No Member shall own greater than 24.9% of any class of securities of any other Member or any affiliate of any other Member without the prior written consent of such Member.

ARTICLE X

BOOKS, RECORDS, VALUATIONS, REPORTS, AND BANK ACCOUNTS

10.1. Books.

The Administrative Agent shall maintain complete and accurate books of account of the Company, which books shall be open to inspection by any Member (or its authorized representative) to the extent required by the Act.

10.2. Company Funds.

Except as specifically provided in this Agreement or with Member Approval, the Company shall not pay to, or use for, the benefit of any Member, funds, assets, credit, or other resources of any kind or description of the Company; provided that the foregoing shall not limit the power of the Board of Managers to authorize expense reimbursements from the Company’s funds. Funds of the Company shall (a) be deposited only in the accounts of the Company in the Company’s name, (b) not be commingled with funds of any Member and (c) be withdrawn only upon such signature or signatures as may be designated in writing from time to time by the Board of Managers.

10.3. Valuation.

(a) Valuations shall be made as of the end of each fiscal quarter in accordance with Accounting Standards Codification 820 (or any successor guidance regarding determination of fair value of assets) and upon liquidation of the Company in accordance with the following provisions and the Company’s valuation guidelines then in effect (which shall be consistent with SIC’s valuation guidelines as of the date hereof or as otherwise approved by Prior Manager Approval).

(i) Within 15 business days after the date as of which a valuation is to be made, the Administrative Agent shall deliver to the Board of Managers a report as to the recommended valuation as of such date, and provide the Managers with a reasonable opportunity to request information and to provide comments with respect to the report.

(ii) If the recommended valuation as of such date is approved by Prior Manager Approval, then the Administrative Agent may deem the valuation that has been approved final.

(iii) If the recommended valuation as of such date is not approved by Prior Manager Approval, then the Administrative Agent shall cause a valuation of the asset(s) subject to unresolved objection to be made as of such date by an approved valuation expert (if not already made), and shall determine a valuation of such asset(s) consistent with the valuation as of such date by the approved valuation expert, and such valuation shall be final. For this purpose, a valuation of an asset as of such date shall be considered consistent with a valuation of an approved valuation expert if it is equal to the recommended value or within the recommended range of values determined by the approved valuation expert as of such date. An approved valuation expert shall mean an independent valuation consultant that has been approved by Prior Manager Approval.

(iv) If there is no objection to the recommended valuation by any Manager within five days after delivery to the Board of Managers of the Administrative Agent’s report, then the Administrative Agent may deem the valuations in such report approved and final.

(v) Liabilities of the Company shall be taken into account at the amounts at which they are carried on the books of the Company, and provision shall be made in accordance with U.S. generally accepted accounting principles for contingent or other liabilities not reflected on such books and, in the case of the liquidation of the Company, for the expenses (to be borne by the Company) of the liquidation and winding up of the Company’s affairs.

(b) The valuation of a Membership Interest for purposes of this Agreement shall not take into account discounts for lack of marketability, lack of control or any other similar or standard discount on valuation of a membership interest.

(c) All valuations made in accordance with this Section 10.3 shall be final and binding on all Members, absent actual and apparent error. Valuations of the Company’s assets by independent valuation consultants shall be at the Company’s expense.

10.4. Financial Statements and Information.

The Company shall deliver to each Member:

(a) as soon as practicable, but in any event within 45 days after the end of each calendar quarter, unaudited financial information as of the end of and for such calendar quarter, consisting of a balance sheet, income statement, statement of cash flows and statement of Members’ equity, each prepared in accordance with U.S. generally accepted accounting principles; and

(b) as soon as practicable, but in any event within 90 days after the end of each Fiscal Year of the Company, audited financial information as of the end of and for such Fiscal Year, consisting of a balance sheet, income statement, statement of cash flows and statement of Members’ equity, each prepared in accordance with U.S. generally accepted accounting principles.

ARTICLE XI

DISSOLUTION, LIQUIDATION, AND TERMINATION

11.1. Dissolution.

The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

(a) the adoption of a resolution by all of the Members approving the dissolution and liquidation of the Company;

(b) entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act;

(c) (i) a bankruptcy, insolvency, dissolution or liquidation of a Member, (ii) the making of an assignment for the benefit of creditors by a Member, or (iii) notice delivered pursuant to Section 4.4(a)(iii), in either case at the election of the other Member by providing written notice of such election;

(d) (i) a determination by the Securities and Exchange Commission to subject SIC’s participation in the Company to an accounting or reporting treatment or other consequence which SIC, in its sole discretion, determines to be materially adverse to it, or a change by the Securities and Exchange Commission of any assent it may have granted regarding SIC’s interest in the Company or the terms of such assent or its conclusions regarding the accounting or reporting treatment or other consequence which SIC, in its sole discretion, determines to be materially adverse to it, in each case at the election of SIC by providing written notice of such election to the other Member or (ii) a determination by a Member that its continued investment in the Company violates applicable law and is reasonably expected to have a material adverse effect on the Company or the other Member;

(e) the termination of the legal existence of the last remaining Member or the occurrence of any other event that terminates the continued membership of the last remaining Member, unless the Company is continued without dissolution in a manner provided under this Agreement or the Act;

(f) following the occurrence of a Deadlock, by written notice to the Member who determined the existence of Deadlock from the other Member, which notice shall become effective as stated therein but no less than 90 days after delivery (unless the other Member waives such notification requirement); provided, that no notice under this Section 11.1(f) shall be effective (and there shall be no right or ability to dissolve the

Company under this Section 11.1(f)) unless such notice is delivered within ten days of the occurrence of a Deadlock; and

(g) the liquidation of the Company’s final Investment and the concurrent distribution of all assets of the Company to the Members.

The Company shall not be dissolved by the admission of Members in accordance with the terms of this Agreement.

11.2. Winding Up.

(a) On dissolution of the Company, the Board of Managers, in the same manner provided by ARTICLE VII with respect to the operation of the Company, shall act as liquidator, provided that in the case of a dissolution pursuant to Section 11.1(c), Section 11.1(d) or Section 11.1(f), the Member that elects such dissolution shall act as liquidator. The liquidator shall wind up the affairs of the Company as provided in the Act and shall have all the powers set forth in the Act. The costs of liquidation shall be a Company expense.

(b) From and after the date on which an event set forth in Section 11.1 becomes effective, the Company shall cease to make Investments after that date, except for Investments which the Company was committed to make in whole or in part (as evidenced by a commitment letter, term sheet or letter of intent, or definitive legal documents under which less than all advances have been made) on or before such effective date.

(c) Notwithstanding anything to the contrary in Section 6.2, distributions to the Members during the winding down of the Company shall be made no less frequently than quarterly to the extent consisting of a Member’s allocable share of cash and cash equivalents, after taking into account reasonable reserves deemed appropriate by Prior Manager Approval, to fund Investments in which the Company continues to participate (as set forth in the immediately preceding paragraph), expenses and all other obligations (including without limitation contingent obligations) of the Company. Unless waived by Prior Manager Approval, the Company also shall withhold 10 percent (10%) of distributions in any calendar year, which withheld amount shall be distributed within 60 days after the completion of the annual audit covering such Fiscal Year. A Member shall remain a Member until all Investments in which the Company participates are repaid or otherwise disposed of, the Member’s allocable share of all expenses and all other obligations (including without limitation contingent obligations) of the Company are paid, and all distributions are made hereunder, at which time the Member shall have no further rights under this Agreement.

(d) Profits and Losses during the period of liquidation shall be allocated among the Members in accordance with Section 6.1(a), or as otherwise required to enable the liquidating distributions made pursuant to this Section 11.2(d) to have substantial economic effect. Upon satisfaction (whether by payment or by the making of reasonable provision for payment) of the Company’s liabilities, the Company’s property and assets or the proceeds from the liquidation thereof shall be applied and distributed in accordance with the distribution priorities (and subject to the limitations) established in Section 6.2, to the extent not previously satisfied.

(e) Notwithstanding the foregoing, upon the occurrence of an event described in Section 11.1(c), Section 11.1(d) or Section 11.1(f), the Exercising Member may elect alternatively by written notice to the other Member, for a period of either (i) 15 business days in the case of an event described in Section 11.1(c) or Section 11.1(d) or (ii) 10 days in the case of an event described in Section 11.1(f) (such period described in (i) or (ii), as applicable, the “Call Option Period”) following the occurrence of such event, to purchase the other Member’s Membership Interest or designate a third party to effect such purchase (such election, the “Call Option”). The purchase price for such Membership Interest shall be payable in cash within 30 days after the Call Option is delivered to the other Member, and shall be equal to the Capital Account of the other Member adjusted to reflect the Value of the Company as determined as of the date of the last valuation pursuant to Section 10.3. Each Member hereby agrees to sell its Membership Interest to the Exercising Member or the third party designated by the Exercising Member at such price if the Call Option is timely exercised by the Exercising Member. If the Exercising Member does not exercise the Call Option within the Call Option Period or if the Exercising Member or its third-party designee does not purchase the other Member’s Entire Interest within 30 days after the Call Option is delivered to the other Member, then the Call Option shall terminate and (i) in the case of the occurrence of an event described Section 11.1(c) or Section 11.1(d) the Exercising Member shall retain the option to elect the dissolution of the Company pursuant to Section 11.1(c) or Section 11.1(d), as applicable or (ii) in the case of the occurrence of an event described Section 11.1(f), the non-Exercising Member shall retain the option to elect the dissolution of the Company pursuant to Section 11.1(f). After any purchase pursuant to an Call Option, the other Member shall no longer be a member of the Company, and the Exercising Member, or third party designee of the Exercising Member that has consummated the purchase, may dissolve or continue the Company as it may determine.

(f) A full accounting of the assets and liabilities of the Company shall be taken and a statement thereof shall be furnished to each Member within 30 days after the distribution of all of the assets of the Company. Such accounting and statements shall be prepared under the direction of the liquidator.

11.3. Certificate of Cancellation.

On the completion of the winding up of the Company following its dissolution, the Company is terminated, and the liquidator (or such other Person or Persons as the Act may require or permit) shall file a Certificate of Cancellation with the Office of the Secretary of State of the State of Delaware and cancel any other filings made pursuant to Section 2.6.

ARTICLE XII

GENERAL PROVISIONS

12.1. Expenses.

By virtue of its Membership Interest, each Member shall indirectly bear an allocable share of expenses and other obligations of the Company. Each Member shall directly bear all of its own fees and expenses associated with the preparation, negotiation, execution and delivery of this Agreement and the other documents contemplated hereby.

12.2. Notices.

Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be sent under this Agreement must be in writing and must be sent by registered mail, addressed to the recipient, postage paid or by delivering that writing to the recipient in person, by internationally recognized express courier, or by e-mail; and a notice, request or consent sent under this Agreement is effective on receipt by the Person to receive it. A notice, request or consent shall be deemed received when delivered if personally delivered, or otherwise on the date of receipt by the recipient thereof. All notices, requests and consents to be sent to a Member must be sent to or made at the address ascribed to that Member on the books of the Company or such other address as that Member may specify by notice to the Company and the other Members. Any notice, request or consent to the Company must be sent to the Company at its principal office. Whenever any notice is required to be sent by law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

12.3. Entire Agreement.

This Agreement and the subscription agreement delivered in connection herewith by each Member constitutes the entire agreement among the parties on the date hereof with respect to the subject matter hereof and supersedes all prior understandings, contracts or agreements among the parties with respect to the subject matter hereof, whether oral or written.

12.4. Effect of Waiver or Consent.

The failure of a Member to insist on the strict performance of any covenant or duty required by the Agreement, or to pursue any remedy under the Agreement, shall not constitute a waiver of the breach or the remedy.

12.5. Amendment.

This Agreement may be amended or modified, or any provision hereof may be waived; provided that such amendment, modification or waiver is set forth in a writing executed by each Member.

12.6. Binding Act.

Subject to the restrictions on transfer set forth in this Agreement, this Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors and assigns.

12.7. Governing Law.

All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

12.8. Consent to Exclusive Jurisdiction.

Each of the parties hereto agrees that any legal action or proceeding with respect to this Agreement or any agreement, certificate or other instrument entered into in contemplation of the transactions contemplated by this Agreement, or any matters arising out of or in connection with this Agreement or such other agreement, certificate or instrument, and any action for the enforcement of any judgment in respect thereof, shall be brought exclusively in the Chancery Court of New Castle County, Delaware or the federal courts of the United States of America for the District of Delaware, unless the parties to any such action or dispute mutually agree to waive this provision. By execution and delivery of this Agreement, each of the parties hereto irrevocably consents to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized express carrier or delivery service, to the applicable party at his, her or its address referred to herein. Each of the parties hereto irrevocably waives any objection which he, she or it may now or hereafter have to the laying of venue of any of the aforementioned actions or proceedings arising out of or in connection with this Agreement, or any related agreement, certificate or instrument referred to above, brought in the courts referred to above and hereby further irrevocably waives and agrees, to the fullest extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in any inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

12.9. Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The Members shall negotiate in good faith to replace any provision so held to be invalid or unenforceable so as to implement most effectively the transactions contemplated by such provision in accordance with the original intent of the Members signatory hereto.

12.10. Further Assurances.

In connection with this Agreement and the transactions contemplated hereby, at the expense of the Company each Member shall execute and deliver any additional documents and instruments and perform any additional reasonable acts (so long as such documents, instruments and/or acts do not alter or amend, and which are consistent with, this Agreement) that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

12.11. No Third Party Benefit.

Except for any Indemnified Party (with respect to ARTICLE IX), the Indemnified Parties each being an intended beneficiary of this Agreement, the provisions hereof are solely for the benefit of the Company and its Members and are not intended to, and shall not be construed to, confer a right or benefit on any creditor of the Company or any other Person. Covenants and other provisions of this Agreement created in favor of any Person specifically identified herein are solely for the benefit of such Person and are not intended to, and shall not be construed to, confer a right or benefit on any other Person, including, without limitation, any other Member, unless expressly so stated herein.

12.12. Counterparts.

This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

SIERRA INCOME CORPORATION

By:
Name:
Title:

GREAT AMERICAN LIFE INSURANCE COMPANY

By:
Name:
Title:

[Signature Page to Limited Liability Company Operating Agreement of Sierra Senior Loan Strategy JV I LLC]

EXHIBIT A

Member and Address	Percentage Interest
Sierra Income Corporation		%
375 Park Avenue, 33rd Floor
New York, NY 10152
Great American Life Insurance Company		%
301 East Fourth Street, 27th Floor
Cincinnati, Ohio 45202